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                                                                     EXHIBIT 5.1

                       (Baker & Hostetler LLP Letterhead)

                                 April 14, 1998

Boykin Lodging Company
Guildhall Building, Suite 1500
45 West Prospect Avenue
Cleveland, Ohio 44115

Gentlemen:

            We have acted as counsel to Boykin Lodging Company, an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 3,110,048 common shares, without par value (the "Common Shares"), under the Securities Act in connection with the transactions contemplated by:

            (i) the Agreement and Plan of Merger dated as of December 30, 1997 (the "Merger Agreement") by and among the Company, Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Boykin Operating Partnership"), Boykin Acquisition Corporation I, Inc., an Ohio corporation and a wholly owned subsidiary of Boykin, Boykin Acquisition Corporation II, Inc., an Ohio corporation and a wholly owned subsidiary of Boykin, Boykin Acquisition Partnership, L.P., a Delaware limited partnership, Red Lion Inns Limited Partnership, a Delaware limited partnership, Red Lion Properties, Inc., a Delaware corporation (the "Red Lion General Partner"), and Red Lion Inns Operating L.P., a Delaware limited partnership; and

            (ii) the Partnership Interest Assignment Agreement dated as of December 30, 1997 (the "Assignment Agreement") by and among the Red Lion General Partner, the Company, the Boykin Operating Partnership and West Doughboy LLC, an Ohio limited liability company.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of this opinion, including, without limitation, the Amended and Restated Articles of Incorporation of the Company and the Code of Regulations of the Company, the Merger Agreement and the Assignment Agreement.

            Based upon the foregoing, we are of the opinion that the Common Shares have been duly and validly authorized and, when issued in accordance with the Merger Agreement and the Assignment Agreement, will be legally issued, fully paid and nonassessable.



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Boykin Lodging Company
April 14, 1998
Page 2

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/ Baker & Hostetler LLP

                                            Baker & Hostetler LLP